Exhibit 99.1

KushCo Holdings Reports Fiscal Third Quarter 2021 Results

Revenue Increases 27% Year-over-Year to $28.3 Million, Driven By Continued Success in Penetrating Top MSOs, LPs, and Leading Brands

CYPRESS, Calif., — July 8, 2021 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), a premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal third quarter ended May 31, 2021.

Recent Operational and Financial Highlights

•Announced special shareholder meeting date of August 26, 2021 at 12:00 p.m., Eastern Time to approve transformative merger with Greenlane Holdings, Inc. (Nasdaq: GNLN) ("Greenlane"), which is expected to create the leading ancillary cannabis company and house of brands.

•Achieved revenue of $28.3 million, or 27% year-over-year growth, in fiscal Q3 2021, driven by increased sales to the Company's top 25 customers, including leading multi-state operators ("MSOs") and licensed producers ("LPs").

•Announced dismissal of federal shareholder class action and derivative suit.

•Opened new 130,000 square foot West Coast warehouse in Moreno Valley, California, as part of the Company's warehouse consolidation strategy to reap an aggregate of $1.3 million in annual cost savings.

•Raised $40 million in equity capital in February 2021, and used a portion of the proceeds to retire senior unsecured term debt.

Fiscal Third Quarter 2021 Financial Summary

•Net revenue increased 27% from the prior year period to $28.3 million, primarily as a result of an increase in sales to the Company's existing MSO and LP customers, as well as securing new MSO customers, as part of the Company's continued strategy to align with the industry's leading operators.

•On a GAAP basis, gross profit was 15%, compared to 11% in the prior year period. The increase in gross profit percentage was due primarily to excess and obsolete (E&O) inventory charges of $2.1 million and prepaid inventory write-offs of $1.0 million in the prior year period, resulting from the Company's introduction of a comprehensive strategic plan to right-size the organization and align it with the industry’s leading operators (the "2020 Plan"). The increase was partially offset by a decrease in direct material margins.

•On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 20% (see note below regarding "About Non-GAAP Financial Measures" for further discussion of this and other non-GAAP measures included in this earnings release), compared to 28% in the prior year period.

•SG&A expenses were approximately $9.1 million, compared to $12.7 million in the prior year period. The decrease was primarily driven by reductions in headcount, bad debt expense, consulting spend, and stock compensation expenses, largely as a result of the COVID-19 pandemic and the Company's implementation of the 2020 Plan.

•On a Non-GAAP basis, Cash SG&A expenses (which exclude non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization) were approximately $7.1 million, compared to $7.7 million in the prior year period.

•On a GAAP basis, net loss was approximately $8.0 million, compared to approximately $13.5 million in the prior year period. Basic loss per share was $0.05 compared to $0.11 in the prior year period.

•On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains, net loss for the quarter was $3.2 million, or $0.02 per share, compared to a net loss of $5.5 million, or $0.05 per basic share, in the prior year period.

•Adjusted EBITDA totaled ($1.1) million compared to approximately ($2.7) million in the prior year period. The improvement in adjusted EBITDA was primarily driven by higher revenue and the aforementioned cost reductions.

•Cash was approximately $1.1 million as of May 31, 2021, compared to approximately $35.0 million as of February 28, 2021. The sequential decrease in cash was primarily driven by the Company using a portion of its proceeds from its $40 million equity raise in February 2021 to pay off its $17 million term debt and existing balance on its revolving line of credit. As of May 31, 2021, the Company had $0.7 million of total debt outstanding.

Management Commentary
Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer, commented: "Fiscal Q3 represented another major step forward for KushCo, as we achieved our second consecutive quarter of year-over-year growth with $28.3 million in revenue, which was up 27% from the prior year period. More importantly, sales to our top 25 customers, which include many of the industry's top MSOs, LPs, and leading brands, was up by more than 60% year-over-year, as we continue to penetrate these customers and secure new ones. Not only are our sales to these customers continuing to grow, but the quality of the customers we are serving is also continuing to improve, putting us in a strong position to capitalize on the industry's next stage of growth—one which we believe will be dominated by the elite operators who have shown successful track records of scaling, acquiring, and integrating.

"Our gross margins for fiscal Q3 continued to reflect the uncontrollable shipping delays we, and other importers of goods, have been experiencing for the past couple of quarters. Even though the situation has somewhat improved since the end of 2020—where there were record-breaking shipments during the holiday season, severe COVID-19-related restrictions at domestic ports, and a global shortage of containers—a significant percentage of all products coming from overseas continue to experience delays, resulting in higher freight costs across the board. In addition, we experienced lower direct material margins on several of our products, as we cycle through higher priced inventory and continue to work with our vendors to obtain more favorable pricing. While we expect these dynamics to persist for the next couple of quarters, we are pleased to have been able to control the variables we can control, including our costs. Cash SG&A for the quarter was $7.1 million, representing one of the lowest levels in recent quarters, as we continue to operate with fiscal prudence amidst an ever-evolving macro landscape.

"Looking ahead, we are excited to move closer toward consummating our merger with Greenlane and creating the industry's leading ancillary cannabis company and house of brands. One of the final milestones left is obtaining the requisite approval from our stockholders to approve the merger. We strongly encourage all stockholders to make their voices heard and vote their shares by following the instructions included in the proxy materials that are being delivered to them. We are thrilled by the prospects of joining forces with Greenlane and generating significant value for our stockholders by creating enhanced financial scale and a platform for profitable growth, capitalizing on significant expected cost savings, cross-selling Greenlane's proprietary owned brands to our customers and vice versa, and uplisting to Nasdaq, among many other benefits we expect to reap from the combined company."

Conference Call Information

The company will host a conference call on Thursday, July 8, 2021 at 4:30 PM Eastern Time.

Date: Thursday, July 8, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free Number: 877-407-9124
International Number: 201-689-8584
Webcast Link: Here

KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state operators (MSOs), licensed producers (LPs), and brands.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.

As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.

For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares.

KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.

About Non-GAAP Financial Measures
This press release and the accompanying tables include certain non-GAAP (Generally Accepted Accounting Principles) financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

Important Information for Investors and Stockholders

In connection with the proposed transaction, Greenlane has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (File No. 333-256582) (as amended, the “Registration Statement”) that was declared effective by the SEC on July 2, 2021. The Registration Statement includes a preliminary joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane. The definitive joint proxy statement is being mailed to KushCo stockholders on or about July 9, 2021. KushCo and Greenlane also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com.

Participants in Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction with Greenlane. KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its joint proxy statement/prospectus dated July 2, 2021 for its 2021 annual meeting of stockholders forming a part of its registration statement on Form S-4 (File No. 333-256582), which was declared effective by the SEC on July 2, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement filed by KushCo with the SEC.
No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward- looking statements are based on current expectations, estimates and projections about the industry and markets in which KushCo and Greenlane operate and beliefs of, and assumptions made by, KushCo management and involve uncertainties that could significantly affect the financial results of KushCo or the combined company following the proposed transaction with Greenlane (the “Combined Company”). Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction with Greenlane, including future financial and operating results, and the Combined Company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that KushCo expects or anticipates will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although KushCo believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: risks associated with the companies’ ability to consummate the proposed transaction, including the risk that one of the necessary proposals is not approved by the required vote, the timing and closing of the proposed transaction and unexpected costs or unexpected liabilities that may arise from the proposed transaction, whether or not consummated; risks related to disruption of management’s attention from the ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on KushCo’s or Greenlane’s business relationships with, third-party suppliers and service suppliers and businesses generally; the success of the Combined Company in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate acquisitions or investments; changes in national, regional and local economic climates; public health crises, including the COVID-19 pandemic; changes in financial markets and interest rates, or to the business or financial condition of KushCo, Greenlane or the Combined Company or their respective businesses; the nature and extent of future competition; KushCo’s or the Combined Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; availability to KushCo and the Combined Company of financing and capital; the impact of any financial, accounting, legal or regulatory issues or litigation, including any legal proceedings, regulatory matters or enforcement matters that have been or in the future may be instituted against KushCo, Greenlane or others relating to the merger agreement, that may affect KushCo or the Combined Company; risks associated with acquisitions, including the integration of KushCo’s and Greenlane’s businesses; and those additional risk factors of KushCo, Greenlane and the Combined Company discussed in the definitive proxy statement filed by KushCo on

July 2, 2021. Should one or more of the risks or uncertainties described above or in the definitive proxy statement, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this communication. All forward-looking statements, express or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that KushCo, Greenlane or persons acting on their behalf may issue. KushCo undertakes any duty to update any forward-looking statements appearing in this communication.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
Net revenue	$28,319	$22,264	$87,964	$87,369
Cost of goods sold	23,950	19,892	71,415	86,634
Gross profit	4,369	2,372	16,549	735

Operating expenses:
Selling, general and administrative	9,099	12,719	28,853	60,977
Restructuring costs	274	952	568	8,253
Total operating expenses	9,373	13,671	29,421	69,230
Loss from operations	(5,004)	(11,299)	(12,872)	(68,495)

Other income (expense):
Change in fair value of warrant liability	821	(1,160)	(295)	3,435
Change in fair value of equity investment	(699)	(9)	1,627	(1,100)
Interest expense	(1,003)	(1,487)	(4,107)	(4,594)
Loss on extinguishment of debt	—	—	(1,324)	—
Other income (expense), net	(1,936)	468	(343)	386
Total other income (expense)	(2,817)	(2,188)	(4,442)	(1,873)
Loss before income taxes	(7,821)	(13,487)	(17,314)	(70,368)
Income tax expense	(156)	—	(156)	—
Net loss	(7,977)	(13,487)	(17,470)	(70,368)

Net loss per share:
Basic net loss per common share	$(0.05)	$(0.11)	$(0.12)	$(0.64)
Diluted net loss per common share	$(0.05)	$(0.11)	$(0.12)	$(0.64)

Basic weighted average number of common shares outstanding	159,381	119,574	140,155	110,440
Diluted weighted average number of common shares outstanding	159,381	119,574	140,155	110,440

Other comprehensive income
Foreign currency translation	260	—	260	—
Comprehensive loss	$(7,717)	$(13,487)	$(17,210)	$(70,368)

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 31, 2021	August 31, 2020
ASSETS
Current assets:
Cash	$1,102	$10,476
Accounts receivable, net	7,398	9,427
Inventory, net	52,370	28,049
Prepaid expenses and other current assets	15,339	9,054
Total current assets	76,209	57,006

Goodwill	52,267	52,267
Intangible assets, net	631	1,000
Property and equipment, net	7,883	8,801
Other assets	13,380	8,582
Total Assets	$150,370	$127,656
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,307	$4,282
Customer deposits	4,480	3,188
Accrued expenses and other current liabilities	8,236	8,195
Current portion of notes payable	—	20,692
Line of credit	663	—
Total current liabilities	22,686	36,357

Long-term liabilities:
Warrant liability	661	365
Other non-current liabilities	7,045	4,205
Total long-term liabilities	7,706	4,570
Total liabilities	30,392	40,927

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 265,000 shares authorized, 159,381 and 125,708 shares issued and outstanding as of May 31, 2021 and August 31, 2020, respectively	159	126
Additional paid-in capital	277,677	227,253
Accumulated other comprehensive income	260	—
Accumulated deficit	(158,118)	(140,650)
Total stockholders' equity	119,978	86,729
Total liabilities and stockholders' equity	$150,370	$127,656

KUSHCO HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	May 31, 2021		May 31, 2020		May 31, 2021		May 31, 2020
Net revenue	$28,319		$22,264		$87,964		$87,369
China tariff surcharge	(3,008)		(1,903)		(8,692)		(7,532)
Non-GAAP Net revenue	$25,311		$20,361		$79,272		$79,837

GAAP Gross Profit	$4,369	15%	$2,372	11%	16,549	19%	735
Adjusted for China tariff impact, net	665		276		1,263		(97)
Restructuring - excess and obsolete inventory	-		2,136		-		14,015
Purchase order cancellation charges	-		963		-		4,290
Non-GAAP Gross Profit	$5,034	20%	$5,747	28%	$17,812	22%	$18,943

GAAP Net loss	$(7,977)		$(13,487)		$(17,469)		$(70,369)
Adjusted for China tariff impact, net	665		276		1,263		(97)
Non-recurring litigation and consulting costs	2,169		121		3,053		2,950
Stock-based compensation	1,780		2,985		6,237		11,074
Restructuring costs	274		952		568		8,253
PPP loan forgiveness	-		-		(1,900)		-
Restructuring - excess and obsolete inventory	-		2,136		-		14,015
Purchase order cancellation charges	-		963		-		4,290
Severance costs	-		-		-		623
FX Loss	60		-		87		-
Loss on Extinguishment of Debt	-		-		1,324		-
Lease termination liability release gain	-		(798)		-		(798)
Equity investment impairment	-		230		-		230
Change in fair value of warrant liability	(821)		1,160		295		(3,435)
Change in fair value of equity investment	699		9		(1,627)		1,100
Non-GAAP Net loss	$(3,151)		$(5,453)		$(8,169)		$(32,164)

Non-GAAP Net loss per share – basic	$(0.02)		$(0.05)		$(0.06)		$(0.29)
Non-GAAP Net loss per share – diluted	$(0.02)		$(0.05)		$(0.06)		$(0.29)
Weighted-average common shares – basic	159,381		119,574		140,155		110,440
Weighted-average common shares – diluted	159,381		119,574		140,155		110,440
Non-GAAP Net loss	$(3,151)		$(5,453)		$(8,169)		$(32,164)
Depreciation and amortization expense	869		1,227		2,564		3,259
Interest Expense	1,003		1,487		4,107		4,594
Income Tax Expense	156		-		156		-
Adjusted EBITDA	$(1,124)		$(2,739)		$(1,342)		$(24,311)